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                                                                    EXHIBIT 23.5


                  [WILSON SONSINI GOODRICH & ROSATI LETTERHEAD]



                                 April 30, 2001



Caldera International,  Inc.
240 West Center Street
Orem, Utah 84057

        Re:  Exhibit 8 Opinion Consent of Wilson Sonsini Goodrich & Rosati, P.C.

Ladies and Gentlemen:

         Reference is made to our Exhibit 8 opinion dated November 8, 2000, which was furnished to The Santa Cruz Operation, Inc., a California corporation ("SCO") for use in connection with the Registration Statement on Form S-4 of Caldera International, Inc., a Delaware corporation ("Caldera International") (File No. 333-45936). We hereby consent to the incorporation by reference of such opinion in the Registration Statement of Caldera International on Form S-4 to be filed on or about May 1, 2001 to register 1,250,000 shares of common stock, par value $0.01 per share, of Caldera International ("Caldera Common Stock") (the "Registration Statement"). We also consent to the reference to our firm name wherever appearing in the Registration Statement or incorporated by reference with respect to the discussion of the material federal income tax consequences relevant to the exchange of assets by SCO for Caldera Common Stock, cash and other non-stock consideration, including the Proxy Statement/Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                         Very truly yours,

                                         /s/ Wilson Sonsini Goodrich & Rosati


                                         WILSON SONSINI GOODRICH & ROSATI
                                         Professional Corporation



    Cc:  The Santa Cruz Operation, Inc.
         Attention: Steven M. Sabbath